UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 21, 2011

ROCK ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-23022	11-2740461
(Commission File Number)	(IRS Employer Identification No.)

10375 Richmond Street, Suite 2100, Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

(713) 954-3600

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation

Item 2.04 Triggering Events that Accelerate or Increase a Direct financial Obligation

Item 8.01 Other Events

Forbearance Agreement and Share Transfer Agreement.

On December 21, 2012, American Patriot Gold, LLC (formerly, HE-MAN LLC), a wholly owned subsidiary of Registrant (“Subsidiary”) signed a Forbearance Agreement and Registrant signed a Share Transfer Agreement with Maximilian Investors LLC (“Lender”). Pursuant to the Forbearance Agreement, the Lender agreed to forbear from exercising its rights and remedies under the Loan and Security Agreement dated as of December 14, 2011 (the “Loan Agreement”). Subsidiary and Registrant, together with their joint venture partner, Red Arrow Gold Corporation (“RAGC”), are parties to the Loan Agreement, pursuant to which a current total of approximately $9,000,000 has been borrowed and dedicated over the past 12 months to the development and operations of the Red Arrow Mine in Mancos, Colorado.

Subsidiary’s failure to pay interest and fees to the Lender from October 1, 2012, together with other defaults, all as more specifically described below (the “Existing Defaults”), under the Loan Agreement, precipitated discussions with the Lender that resulted in the execution and exchange of the Forbearance Agreement and the Share Transfer Agreement. In order to obtain the Lender’s forbearance in light of the Existing Defaults, Registrant signed the Share Transfer Agreement with the Lender, transferring all of its ownership interests in Santa Maria Pacific Holdings LLC (the “RCKE Asset”), a California based oil and gas company, with a potential value in excess of $3,000,000, to the Lender. Conjunctively. Subsidiary is required to repay to Registrant the value of this asset by virtue of an intercompany, Subsidiary-Parent account. Provided that there are no further events of default, the Lender agreed to a forbearance period through March 1, 2013, with the resumption of interest payments to begin on April 1, 2013. As conditions to the Forbearance Agreement, Subsidiary agreed to provide to Lender weekly and monthly work, expense and progress reports on the operations of the Red Arrow Mine and permit core samplings by Lender’s experts; in addition, Subsidiary agreed to send all proceeds generated from the sale of minerals, including from gold sales (the “Red Arrow Mine Proceeds”), to the Lender’s Blocked Account, as originally required under the Loan Agreement; in order to reduce the current interest rate to 14%, Subsidiary must pay Lender $150,000 on or before March 1, 2013, provided such funds are not part of any Red Arrow Mine Proceeds.

Diversion of Red Arrow Mine Proceeds.

Registrant obtained information that during October and November, 2012, its joint venture partner, the Red Arrow Gold Corporation, under the control of Registrant’s Chief Operating Officer, Craig Liukko, sold gold minerals and received Red Arrow Mine Proceeds of approximately $90,000 which they did not deposit into the Lender’s Blocked Account as requited by the Loan Documents. Registrant immediately notified the Lender of this information and Lender and Registrant undertook an immediate investigation that appeared to confirm these facts. In order to protect its valuable contributions to the joint venture and for the benefit of its shareholders, Registrant and Subsidiary took the following actions:

A. Termination of Employment Agreement of Craig Liukko. Based upon the information received, Subsidiary and Registrant sent Craig Liukko a notice to appear and participate in a joint meeting with the Manager of Subsidiary and the Board of Directors of Registrant on December 26, 2012, to refute and/or explain the information in their possession that he and/or RAGC sold gold minerals from the Red Arrow Mine and failed to deposit the Red Arrow Mine Proceeds derived from these sales into the Lender’s Blocked Account as required under the Loan Agreement. Mr. Liukko notified the Subsidiary and Registrant shortly before the scheduled joint special meeting that he would not participate in the scheduled meeting. The Manager of Subsidiary, and the Board of Directors of Registrant, adopted resolutions, terminating Mr. Liukko’s employment with Subsidiary for Cause, effective on that date.

B. Termination of Employment Agreement of Edwin Liukko. Based upon the same information received and, upon information and belief, that he was at all relevant times and is today a member of the Board of Directors of Red Arrow Gold Corp., Subsidiary and Registrant sent Edwin Liukko, the father of Craig Liukko, a notice to appear and participate in a joint meeting with the Manager of Subsidiary and the Board of Directors of Registrant on December 31, 2012, to refute and/or explain the information in their possession that he, as a Board member of RAGC, together with Craig Liukko and/or RAGC sold gold minerals from the Red Arrow Mine and failed to deposit the Red Arrow Mine Proceeds derived from these sales into the Lender’s Blocked Account as required under the Loan Agreement. Subsidiary signed and delivered an Employment Agreement to Edwin Liukko, dated November 21, 2011. Mr. Edwin Liukko failed to attend or participate in the scheduled joint special meeting of Subsidiary and Registrant on December 31, 2012. The Manager of Subsidiary, and the Board of Directors of Registrant, adopted resolutions, terminating Edwin Liukko’s employment with Subsidiary for Cause, effective on that date.

C. Filing of Lawsuit against Craig Liukko, Edwin Liukko and the Red Arrow Gold Corporation. On December 26, 2012, our Subsidiary filed a complaint entitled, American Patriot Gold, LLC v. Craig Liukko, John Doe and Red Arrow Gold Corp., in the United States District Court, Southern District of Texas, Houston Division. This complaint will be approprietly amended to substitute Edwin Liukko as the named John Doe. The complaint, among other claims, alleges that Craig Liukko, Edwin Liukko and RAGC wrongfully diverted funds from the Lender, placing Subsidiary in a continuing default position under the Loan Agreement with Lender. In order to preserve the assets of the Red Arrow Mine and prevent any further diversions of assets, on December 31, 2012, Subsidiary filed an application for a temporary restraining order and preliminary injunction, ordering Craig Liukko, Edwin Liukko, the Directors and executive committee members of Red Arrow Gold Corp. to refrain from entering the joint venture’s Red Arrow Mine property and from interfering with the operation of the mine or its employees.

The foregoing provides only a brief description of the documents referred to and does not purport to be complete and is qualified in its entirety to the complete texts of the documents referenced, copies of which are attached as Exhibits 10.16 and 10.17, respectively, to this Form 8-K.

Item 9.01 Financial Statements and exhibits

(d) Exhibits

10.16 Forbearance Agreement, dated December 21, 2012, between American Patriot Gold LLC (Subsidiary) and Maximilian Investors LLC.

10.17 Share Transfer Agreement, dated December 21, 2012, between Rock Energy Resources, Inc. and Maximilian Investors LLC.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK ENERGY RESOURCES, INC.

	By:	/s/ Rocky V. Emery
Rocky V. Emery, Chief Executive Officer and Principal Accounting Officer

Date: December 31, 2011